Exhibit 21.1

SUBSIDIARIES OF OWL ROCK TECHNOLOGY FINANCE CORP. II

Name	Jurisdiction
OR Tech Lending II LLC	Delaware
ORTF II BC 1 LLC
ORTF II BC 2 LLC